Exhibit 10.3

March 23, 2015

GulfMark Offshore, Inc.

842 West Sam Houston Parkway North

Suite 400

Houston, Texas 77024

Dear Sir:

I propose and voluntarily agree to a 5% reduction in my annual base salary effective as of the first full payroll period commencing after this date. I agree that this reduction in my annual base salary will not be a breach of any agreements I have with the company.

Sincerely,

/s/ Richard M. Safier

Richard M. Safier

SVP and General Counsel

GulfMark Offshore, Inc.

Agreed:

/s/ Quintin V. Kneen

Quintin V. Kneen

President and Chief Executive Officer

GulfMark Offshore, Inc.